Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS RECORD SECOND QUARTER RESULTS

COMPANY RAISES ANNUAL EARNINGS AND CASH FLOW GUIDANCE

Columbus, Ohio – August 29, 2007 – Big Lots, Inc. (NYSE: BIG) today reported second quarter fiscal 2007 income from continuing operations of $22.1 million, or $0.21 per diluted share, compared to income from continuing operations of $4.7 million, or $0.04 per diluted share, in the second quarter of fiscal 2006.  Including the impact of discontinued operations, second quarter fiscal 2007 net income totaled $23.4 million, or $0.22 per diluted share, compared to $4.3 million, or $0.04 per diluted share, in the prior year.

For the year to date period ended August 4, 2007, income from continuing operations totaled $51.2 million, or $0.47 per diluted share, compared to income from continuing operations of $19.2 million, or $0.17 per diluted share, for the same period in fiscal 2006.  Including the impact of discontinued operations, year to date fiscal 2007 net income totaled $52.1 million, or $0.48 per diluted share, compared to $18.0 million, or $0.16 per diluted share, in the prior year.

SECOND QUARTER HIGHLIGHTS

•	Record second quarter income from continuing operations of $0.21 per diluted share versus income from continuing operations of $0.04 per diluted share last year
•	Comparable store sales increase of 5.2%
•	Operating profit rate of 3.1% versus 0.7% last year
•	Repurchased $215 million of stock under the Company’s $600 million share repurchase program
•	Record second quarter inventory turnover

Second Quarter Results

Net sales for the second quarter ended August 4, 2007, increased 2.7% to $1,084.9 million, compared to $1,056.5 million for the same period in fiscal 2006.  Comparable store sales for stores open at least two years at the beginning of the fiscal year increased 5.2% for the quarter on top of a 5.2% comparable store sales increase in the second quarter of fiscal 2006.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Operating profit for the second quarter of fiscal 2007 was $33.4 million, or 3.1% of sales, compared to last year’s operating profit of $7.3 million, or 0.7% of sales.  The operating profit dollar improvement to last year was the result of significant expense leverage along with the incremental gross margin dollars driven by the Company’s 5.2% comparable store sales increase.  Operating expenses as a percent of sales improved by 260 basis points due to store and distribution center efficiencies, lower insurance-related costs, efficiencies in advertising spending, and the leveraging impact of a 5.2% comp.  As anticipated, this expense leverage was partially offset by a slight decline of 20 basis points in the gross margin rate due to certain lower margin promotions and a slight shift in merchandise mix towards lower margin categories.

Inventory and Cash Management

Inventory ended the quarter at $714 million, down 13% or $105 million compared to last year.  Lower inventory value resulted from a lower store count along with an 11% decline in average store inventory levels year over year.  For the sixth consecutive quarter, the Company achieved record inventory turnover results (on a comparable quarter basis) driven by improving inventory management and timely flow of merchandise along with strength in comparable store sales.  The Company ended the second quarter of fiscal 2007 with total cash and cash equivalents of $109 million (with no long-term obligations) compared to cash and cash equivalents of $1 million and long-term obligations of $31 million in the prior year.

Share Repurchase Update

As announced in March of 2007, the Company’s Board of Directors authorized the repurchase of up to $600.0 million of its common shares commencing upon authorization and continuing until exhausted (“2007 Repurchase Program”).

During the second quarter of fiscal 2007, the Company purchased 7.5 million shares in open market transactions for a total investment of $215.0 million or a weighted average price of $28.74 per share.  Year to date, the Company has purchased 7.9 million shares in open market transactions for a total investment of $228.7 million, or a weighted average price of $28.91 per share.

Additionally, during the first quarter of fiscal 2007 as part of the 2007 Repurchase Program, the Company received 2.8 million of its outstanding common shares representing the minimum number of shares purchased under a $100.0 million guaranteed share repurchase (“GSR”) transaction.  The GSR includes a forward contract indexed to the average price of our common stock that subjects the GSR to a future share settlement based on the average share price between the contractually specified price inception date of the GSR and the final settlement date.  The Company may receive up to 0.4 million additional shares of common stock from the counterparty in settlement of the GSR.  If the GSR had settled on August 4, 2007, the Company would have received approximately 0.4 million additional common shares from the counterparty based on the average price of its common stock since the contractually specified price inception date of the GSR. The GSR is expected to settle during the fourth quarter of fiscal year 2007.

Year to date, the Company has invested a total of $328.7 million as part of the 2007 Repurchase Program, leaving $271.3 million authorized and available for future use.  If the GSR had settled on August 4, 2007, the Company would have purchased 11.1 million shares, or approximately 10% of the actual shares outstanding at the beginning of the program, at a weighted average price of $29.54.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

2007 OUTLOOK

•	Provides initial Q3 and Q4 guidance for sales and EPS from continuing operations
•	Increases annual guidance for EPS from continuing operations to $1.43 to $1.48 per diluted share, an increase of 42% to 47% compared to the prior year
•	Expects $240 million of annual cash flow (defined as operating activities less investing activities)
•	Increases annual inventory turnover guidance to 3.6

For the third quarter of fiscal 2007, the Company’s guidance calls for a 1% to 3% comparable store sales increase compared to a 5.8% comparable store sales increase for the third quarter of fiscal 2006.  Based on this level of sales performance, the Company’s earnings are estimated to be in the range of $0.09 to $0.13 per diluted share, compared to income from continuing operations for the third quarter of fiscal 2006 of $0.02 per diluted share.  As a reminder, the third quarter of fiscal 2006 included litigation charges totaling $0.05 per diluted share.

For the fourth quarter of fiscal 2007, the Company’s guidance calls for a 1% to 3% comparable store sales increase compared to a 4.9% comparable store sales increase recorded last year.  Based on this level of sales performance, the Company’s earnings are estimated to be in the range of $0.87 to $0.92 per diluted share, compared to income from continuing operations for the fourth quarter of fiscal 2006 of $0.83 per diluted share.  As a reminder, the fourth quarter of fiscal 2006 included incremental earnings of approximately $0.05 per diluted share related to the extra week included in the retail calendar during fiscal 2006 (fourth quarter of 14 weeks versus a normal 13 week quarter, full year of 53 weeks versus a normal 52 week year).

Given the strength of the second quarter operating results and current trends in the business, the Company raised its fiscal 2007 guidance for earnings and cash flow.  The Company now anticipates fiscal 2007 income from continuing operations of $1.43 to $1.48 per diluted share, an increase of 42% to 47% compared to income from continuing operations of $1.01 per diluted share for fiscal 2006.  This EPS guidance is based on an expected increase in comparable store sales in the range of 3% to 4%.  Given this level of EPS performance and an inventory turnover assumption of approximately 3.6 times, the Company now expects approximately $240 million of cash flow for fiscal 2007.

Conference Call/Webcast

The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the Company's financial results for the second quarter of fiscal 2007.  The Company invites you to listen to the webcast of the conference call through the Investors section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available at http://www.biglots.com in the Investor Relations section of our website two hours after the call ends and will remain available through midnight on Wednesday, September 12. A replay of the call will be available beginning August 29 at 12:00 noon (Eastern Time) through September 12 at midnight by dialing: 1.866.452.0550 (United States and Canada) or 1.206.428.2805 (International or metro-Seattle). The recording ID number is 5678 and the PIN number is 7893.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Big Lots is the nation’s largest broadline closeout retailer.  As of the end of the second quarter of fiscal 2007 (August 4, 2007), the Company operated 1,369 BIG LOTS stores in 47 states. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	AUGUST 4	JULY 29
	2007	2006
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$108,639	$757
Inventories	713,838	819,021
Deferred income taxes	58,793	74,006
Other current assets	61,110	81,381
Total current assets	942,380	975,165

Property and equipment - net	491,626	549,701

Deferred income taxes	52,679	26,012
Other assets	21,302	28,734

	$1,507,987	$1,579,612

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$209,389	$208,617
Property, payroll and other taxes	69,246	106,791
Accrued operating expenses	97,607	49,384
Insurance reserves	40,816	46,029
KB bankruptcy lease obligation	8,811	27,205
Accrued salaries and wages	29,893	27,763
Income taxes payable	2,087	1,281
Total current liabilities	457,849	467,070

Long-term obligations	0	31,300

Deferred rent	34,441	39,657
Insurance reserves	43,591	45,118
Unrecognized tax benefits	30,274	0
Other liabilities	34,778	18,342

Shareholders' equity	907,054	978,125
	$1,507,987	$1,579,612

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	August 4		July 29
	2007	%	2006	%
	(Unaudited)		(Unaudited)

Net sales	$1,084,891	100.0	$1,056,535	100.0

Gross margin	421,074	38.8	412,293	39.0

Selling and administrative expenses	365,823	33.7	380,116	36.0

Depreciation expense	21,828	2.0	24,927	2.3

Operating profit	33,423	3.1	7,250	0.7

Interest expense	(105)	(0.0)	(115)	(0.0)

Interest and investment income	1,592	0.1	754	0.0

Income from continuing operations before income taxes	34,910	3.2	7,889	0.7

Income tax expense	12,775	1.2	3,185	0.3

Income from continuing operations	22,135	2.0	4,704	0.4

Income (loss) from discontinued operations, net of tax expense (benefit) of $795 and ($170), respectively	1,249	0.1	(405)	(0.0)

Net income	$23,384	2.2	$4,299	0.4

Income (loss) per common share - basic
Continuing operations	$0.21		$0.04
Discontinued operations	0.01		0.00
Net income	$0.22		$0.04

Income (loss) per common share - diluted
Continuing operations	$0.21		$0.04
Discontinued operations	0.01		0.00
Net income	$0.22		$0.04

Weighted average common shares outstanding
Basic	106,490		111,094
Dilutive effect of share-based awards	1,262		1,139
Diluted	107,752		112,233

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	August 4		July 29
	2007	%	2006	%
	(Unaudited)		(Unaudited)

Net sales	$2,213,290	100.0	$2,148,157	100.0

Gross margin	867,987	39.2	850,615	39.6

Selling and administrative expenses	748,509	33.8	772,505	36.0

Depreciation expense	43,592	2.0	49,580	2.3

Operating profit	75,886	3.4	28,530	1.3

Interest expense	(197)	(0.0)	(205)	(0.0)

Interest and investment income	4,602	0.2	1,148	0.1

Income from continuing operations before income taxes	80,291	3.6	29,473	1.4

Income tax expense	29,132	1.3	10,265	0.5

Income from continuing operations	51,159	2.3	19,208	0.9

Income (loss) from discontinued operations, net of tax expense (benefit) of $629 and ($676), respectively	989	0.0	(1,196)	(0.1)

Net income	$52,148	2.4	$18,012	0.8

Income (loss) per common share - basic
Continuing operations	$0.47		$0.17
Discontinued operations	0.01		(0.01)
Net income	$0.48		$0.16

Income (loss) per common share - diluted
Continuing operations	$0.47		$0.17
Discontinued operations	0.01		(0.01)
Net income	$0.48		$0.16

Weighted average common shares outstanding
Basic	108,204		112,029
Dilutive effect of share-based awards	1,497		1,008
Diluted	109,701		113,037

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED

	August 4, 2007	July 29, 2006
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$98,353	$3,141

Net cash used in investing activities	(11,519)	(8,615)

Net cash used in financing activities	(188,317)	(68,310)

Decrease in cash and cash equivalents	(101,483)	(73,784)
Cash and cash equivalents:
Beginning of period	210,122	74,541

End of period	$108,639	$757

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED

	August 4, 2007	July 29, 2006
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$97,680	$113,075

Net cash used in investing activities	(19,411)	(14,531)

Net cash used in financing activities	(251,287)	(99,497)

Decrease in cash and cash equivalents	(173,018)	(953)
Cash and cash equivalents:
Beginning of period	281,657	1,710

End of period	$108,639	$757